Exhibit 10.4

GUARANTY

This Guaranty (the “Guaranty”) is made this 8th day of April, 2013, by such guarantors listed on the signature pages hereof (collectively, jointly and severally, “Guarantors,” and each, individually, a “Guarantor”), in favor of the secured parties listed on the signature pages hereof (together with its successors, assigns, endorsees and transferees).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of April 8, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Securities Purchase Agreement”), by and among BOLDFACE Group, Inc., a Nevada corporation (“Parent”), and each of the investors listed on the Schedule of Purchasers attached thereto (collectively, with their successors, assigns, endorsees and transferees, the “Purchasers” and each, individually, a “Purchaser”), Parent has agreed to sell, and Purchasers have each agreed to purchase, severally and not jointly, certain Notes and Warrants;

WHEREAS, each Guarantor is a direct or indirect wholly-owned Subsidiary of Parent and will receive direct and substantial benefits from the purchase by Purchasers of the Notes and Warrants;

WHEREAS, in order to induce Purchasers to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, Guarantors have agreed to jointly and severally guaranty all of Parent’s obligations under and with respect to the Notes and the Securities Purchase Agreement; and

WHEREAS, in connection herewith, Guarantors, Parent and Purchasers have entered into that certain Security Agreement dated of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Security Agreement”), pursuant to which Guarantors and Parent (Guarantors and Parent, collectively, “Obligors” and each, individually, an “Obligor”) have granted each of the Purchasers continuing security interests in all assets of each Obligor, as more fully set forth in the Security Agreement.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Guarantor hereby agrees as follows:

1. Definitions. All capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Securities Purchase Agreement or the Security Agreement, as the case may be.

2. Guaranteed. Obligations. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Purchaser the due and punctual Satisfaction in Full of the Guaranteed Obligations (as defined below). “Guaranteed Obligations” means, collectively, all of the present and future payment and performance obligations of each Obligor arising under the Securities Purchase Agreement, any and all Notes payable to Purchaser, the Security Agreement and the other Transaction Documents, including, without limitation, attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

3. Guarantors' Representations and Warranties. Each Guarantor represents and warrants to Purchaser that such Guarantor expects to derive substantial benefits from the purchase by Purchasers of the Notes and Warrants and the other transactions contemplated hereby and by the other Transaction Documents. Purchaser may rely conclusively on a continuing warranty, hereby made, that such Guarantor continues to be benefited by this Guaranty and Purchaser shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Purchaser without regard to the receipt, nature or value of any such benefits.

4. Unconditional Nature. No act or thing need occur to establish any Guarantor’s liability hereunder, and no act or thing, except Satisfaction in Full of the Guaranteed Obligations (as defined below), shall in any way exonerate any Guarantor hereunder or modify, reduce, limit or release any Guarantor’s liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Guaranteed Obligations and shall continue to be in force and be binding upon each Guarantor until Satisfaction in Full of the Guaranteed Obligations. Each Guarantor agrees that this Guaranty is a guaranty of Satisfaction in Full of the Guaranteed Obligations and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional.  In addition to the terms set forth herein, it is expressly understood and agreed that, if, at maturity and at any time during the continuance of an Event of Default, the outstanding amount of the Guaranteed Obligations under the Transaction Documents (including, without limitation, all accrued interest thereon, all accrued late charges thereon and all premiums due in respect thereof) is declared to be immediately due and payable, then Guarantors shall, upon notice of such acceleration, without further demand, pay to Purchaser the entire outstanding Guaranteed Obligations due and owing to Purchaser.

5. Subrogation. No Guarantor will exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to such Guarantor as to any of the Guaranteed Obligations, or against any Person liable therefor, or as to any collateral security therefor, unless and until Satisfaction in Full of the Guaranteed Obligations.

6. Obligations Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Satisfaction in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that none of its obligations hereunder shall be affected or impaired by any of the following acts or things (which Purchaser is expressly authorized to do, omit or suffer from time to time, without consent or approval by or notice to any Guarantor): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Guaranteed Obligations; (b) one or more extensions or renewals of the Guaranteed Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Guaranteed Obligations or any amendment or modification of any of the terms or provisions of any of the Transaction Documents; (c) any waiver or indulgence granted to Parent or any other Obligor, any delay or lack of diligence in the enforcement of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Guaranteed Obligations; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Parent, any other Obligor or any other Person liable in respect of any of the Guaranteed Obligations; (e) any release, surrender, cancellation or other discharge of any evidence of the Guaranteed Obligations or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for the Guaranteed Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge or other transfer of any of the Guaranteed Obligations or any evidence thereof; (i) any manner, order or method of application of any payments or credits upon the Guaranteed Obligations or (j) Purchaser not being a Permitted Secured Party. Each Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

7. Waivers by Guarantors. Each Guarantor waives any and all defenses, claims, setoffs and discharges of, and/or against, Parent or any other Obligor or Person (including, without limitation, Purchaser), pertaining to the Guaranteed Obligations, except the defense of discharge by indefeasible satisfaction and discharge in full. Without limiting the generality of the foregoing, no Guarantor will assert, plead or enforce against any Purchaser any defense of waiver, release, discharge or disallowance in any Insolvency Proceeding, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Parent or any other Obligor or Person liable in respect of any of the Guaranteed Obligations, or any setoff available to any Purchaser against Parent or any other such Obligor or Person, whether or not on account of a related transaction. Each Guarantor expressly agrees that such Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Guaranteed Obligations, whether or not the liability of Parent or any other Obligor or Person for such deficiency is discharged pursuant to statute or judicial decision. The liability of each Guarantor shall not be affected or impaired by, and each Guarantor waives and agrees it shall not at any time insist upon, plead or in any manner claim or take the benefit of, any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, any valuation, appraisal, stay, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Parent or any of its assets. No Guarantor will assert, plead or enforce against any Purchaser any claim, defense or setoff available to such Guarantor against Parent. Each Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Guaranteed Obligations. Purchaser shall not be required first to resort for payment of the Guaranteed Obligations to Parent or any other Person, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Guaranteed Obligations, before enforcing this Guaranty

8. If Payments Set Aside, etc. If any payment applied by Purchaser to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Parent or any other Obligor or Person), the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such application had never been made.

9. Additional Obligation of Guarantors. Each Guarantor’s liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of such Guarantor to Purchaser as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Guaranteed Obligations, without any limitation as to amount.

10. No Duties Owed by Purchaser. Each Guarantor acknowledges and agrees that Purchaser (a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to such Guarantor for, and (c) has no duty to provide information to such Guarantor regarding, the enforceability of any of the Guaranteed Obligations or the financial condition of Parent or any other Obligor or Person. Each Guarantor has independently determined the creditworthiness of Parent and the enforceability of the Guaranteed Obligations and until Satisfaction in Full of the Guaranteed Obligations will independently and without reliance on Purchaser continue to make such determinations.

11. Miscellaneous.

(a) This Guaranty may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Guaranty by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

(b) Any provision of this Guaranty which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Headings used in this Guaranty are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e) Unless the context of this Guaranty or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Guaranty or any other Transaction Document refer to this Guaranty or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Guaranty or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Guaranteed Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Guaranteed Obligations in full. Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns.

(f) This Guaranty shall be effective upon delivery to Purchaser, without further act, condition or acceptance by Purchaser, shall be binding upon each Guarantor and the successors and assigns of each Guarantor, and shall inure to the benefit of Purchaser and its participants, successors and assigns. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by each Guarantor and Purchaser.

(g) The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Guaranty.

(h) All dollar amounts referred to in this Guaranty and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Guaranty and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Guaranty, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(i) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against any Guarantor in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10(i) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Guaranty or any other Transaction Document, the conversion shall be made at the Exchange Rate prevailing on the Trading Day (as defined in the Securities Purchase Agreement) immediately preceding: (1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date or (2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 10(i)(i) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 10(i)(i) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from any Guarantor under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty or any other Transaction Document.

12. Notices. All notices and other communications provided for hereunder shall be given in the form and manner, and delivered to such addresses, as specified in the Security Agreement.

13. Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement of this Guaranty may be brought, at Purchaser’s option, in the courts of any jurisdiction where Purchaser elects to bring such action. Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Guarantor hereby irrevocably appoints Parent as such Guarantor’s agent for purposes of receiving and accepting any service of process hereunder. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature page follows]

IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the date set forth above.

boldface licensing + branding, a Nevada corporation

By:
Name:	Nicole Ostoya
Title:	Chief Executive Officer

[SECURED PARTIES SIGN BY EXECUTING OMNIBUS SIGNATURE PAGE

TO THE SECURITIES PURCHASE AGREEMENT]